PRESS RELEASE DATED NOVEMBER 14, 2007                               EXHIBIT 99.1

[RADNET, INC. LOGO]

FOR IMMEDIATE RELEASE

RADNET ANNOUNCES AGREEMENT TO ACQUIRE THE PAPASTAVROS GROUP OF IMAGING CENTERS IN DELAWARE

     o 12 CENTERS THROUGHOUT DELAWARE CONSISTING OF MULTI-MODALITY FACILITIES AND SATELLITE OFFICES
     o ACQUISITION PROVIDES RADNET WITH A NEW CORE MARKET CONTAINING SIGNIFICANT EXPANSION AND CONSOLIDATION OPPORTUNITIES
     o TRANSACTION IS CONSISTENT WITH RADNET'S STRATEGY TO ENTER NEW MARKETS WITH SCALE AND MARKET PENETRATION
     o CENTERS ARE SERVICED BY A SINGLE LEADING RADIOLOGY GROUP THAT HAS CONTRACTED WITH RADNET ON AN EXCLUSIVE BASIS

LOS ANGELES, CALIFORNIA, NOVEMBER 14, 2007 - RADNET, INC. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective diagnostic imaging services through a network of owned and operated outpatient imaging centers, today reported that it has signed a definitive agreement to purchase substantially all of the assets of Papastavros' Associates Medical Imaging and related entities for $18.0 million in cash plus the assumption of approximately $3.6 million of debt. The cash purchase price includes the purchase of certain real estate assets utilized by the business which will be sold simultaneously with the closing of the transaction to a third party at its then appraised value estimated to be between $11.5 million and $12.5 million. RadNet has agreed to lease the real estate from the new owner on a long-term basis. The cash purchase price (not including the separately acquired real estate) will be funded by a portion of the previously announced $25 million incremental term loan provided by GE Healthcare Financial Services in August 2007. The operations of Papastavros have approximately $24 million in annual revenue.

Founded in 1958, Papastavros is one of the largest and most established outpatient imaging practices in Delaware. The centers offer a combination of MRI, CT, PET, nuclear medicine, mammography, bone densitometry, fluoroscopy, ultrasound and X-ray. The acquisition represents the first time RadNet has entered a new market since its acquisition of Radiologix.

"This acquisition is consistent with our disciplined strategy for growth. We are entering a new market through the acquisition of an entrenched leader." said Dr. Howard Berger, President and Chief Executive Officer of RadNet. "Papastavros fits our model perfectly. It is a full-service freestanding outpatient operator whose centers have a presence across Delaware. We intend to use the Papastavros assets as a platform to pursue other opportunities for growth in this and neighboring markets."

"Delaware is a logical and contiguous extension of our existing core market of Maryland, where we are already the single largest outpatient diagnostic imaging provider. We intend to use this transaction as a catalyst for future expansion in the mid-Atlantic region, where we plan to devote substantial efforts and resources to drive growth. The Papastavros Associates medical group, who through this transaction has become our radiology partner in Delaware, is one of the oldest and most respected groups in the mid-Atlantic region. I welcome the Papastavros physicians and employees into the RadNet family." added Dr. Berger.

The acquisition and related real estate sale are expected to close in December 2007.

ABOUT RADNET, INC.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 142 fully-owned and operated outpatient imaging centers. RadNet's core markets include California, Maryland and New York. At December 31, 2006, together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet had a total of 3,937 employees. For more information, visit http://www.radnet.com.

FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE U.S. PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SPECIFICALLY, STATEMENTS CONCERNING RADNET'S ABILITY TO SUCCESSFULLY ACQUIRE AND INTEGRATE NEW OPERATIONS, TO GROW ITS CONTRACT MANAGEMENT BUSINESS, AS WELL AS RADNET'S FINANCIAL GUIDANCE, ITS STATEMENTS REGARDING COST SAVINGS, ITS STATEMENTS REGARDING INCREASED BUSINESS FROM NEW EQUIPMENT OR OPERATIONS, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SAFE HARBOR. FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT, PRELIMINARY EXPECTATIONS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH MAY CAUSE RADNET'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE STATEMENTS CONTAINED HEREIN. FURTHER INFORMATION ON POTENTIAL RISK FACTORS THAT COULD AFFECT RADNET'S BUSINESS AND ITS FINANCIAL RESULTS ARE DETAILED IN ITS MOST RECENT ANNUAL REPORT ON FORM 10-K AND FORMS 10Q, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. UNDUE RELIANCE SHOULD NOT BE PLACED ON FORWARD-LOOKING STATEMENTS, ESPECIALLY GUIDANCE ON FUTURE FINANCIAL PERFORMANCE, WHICH SPEAKS ONLY AS OF THE DATE THEY ARE MADE. RADNET UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION, EVENTS OR CIRCUMSTANCES AFTER THE DATE THEY WERE MADE, OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.


CONTACTS:
RADNET, INC.
MARK STOLPER, 310-445-2800
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

INTEGRATED CORPORATE RELATIONS, INC.
JOHN MILLS, 310-954-1105
JMILLS@ICRINC.COM